                                                                    EXHIBIT 5.02

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                   June 20, 2006

Citigroup Inc.
399 Park Avenue
New York, NY 10043

Citigroup Capital XIV
Citigroup Capital XV
Citigroup Capital XVI
Citigroup Capital XVII
Citigroup Capital XVIII

c/o Citigroup Inc.
399 Park Avenue
New York, NY 10043

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to (1) Citigroup Capital XIV, Citigroup Capital XV, Citigroup Capital XVI, Citigroup Capital XVII and Citigroup Capital XVIII (the "Citigroup Trusts," each a statutory business trust created under the laws of the State of Delaware, and (2) Citigroup Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company and the Citigroup Trusts with the Securities and Exchange Commission (the "Commission") on June 20, 2006 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities: (i) enhanced capital securities (the "Enhanced Capital Securities") of each of the Citigroup Trusts and (ii) unsecured junior subordinated debt securities related to the Enhanced Capital Securities (the "Junior Subordinated Debt Securities") which are to be issued pursuant to an Indenture (the "Enhanced Capital Securities Indenture"), to be entered into c/o Citigroup Inc.
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between the Company and the JPMorgan Chase Bank, as debt trustee (the "Debt Trustee"). The Enhanced Capital Securities of each Citigroup Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Citigroup Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debt Securities to be held by the Property Trustee (as defined below) of such Citigroup Trust, Chase Bank USA, National Association, as Delaware trustee (the "Delaware Trustee"), JPMorgan Chase Bank, as property trustee (the "Property Trustee"), and John Gerspach, Sallie Krawcheck and Saul Rosen, as regular trustees (together, the "Regular Trustees").

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the certificates of trust of each of the Citigroup Trusts, as filed with the Secretary of State of the State of Delaware on June 19, 2006 (collectively, the "Certificates of Trust"); (iii) the form of the Declaration of each of the Citigroup Trusts (including the form of the designations of the terms of the Enhanced Capital Securities of each of the Citigroup Trusts annexed thereto); (iv) the form of the Enhanced Capital Securities of each of the Citigroup Trusts; (v) the form of the enhanced capital securities guarantee agreement (the "Enhanced Capital Securities Guarantee"), to be entered into by the Company and JPMorgan Chase Bank, as guarantee trustee (the "Enhanced Capital Securities Guarantee Trustee"); (vi) the form of the Junior Subordinated Debt Securities; (vii) the form of the Enhanced Capital Securities Indenture; (viii) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation"); (ix) the By-Laws of the Company, as amended, as certified by an Assistant Secretary of the Company (the "By-Laws"); and (x) drafts of certain resolutions of the Board of Directors of the Company (the "Draft Resolutions") relating to the issuance and sale of the Offered Enhanced Capital Securities Debt Securities (as defined below) and the Enhanced Capital Securities Guarantee and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we
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have assumed that the parties thereto, other than the Company and the Citigroup Trusts, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Enhanced Capital Securities Indenture, the Declaration of each Citigroup Trust, the Enhanced Capital Securities of each Citigroup Trust, the Enhanced Capital Securities Guarantee and the Junior Subordinated Debt Securities will be executed in substantially the form reviewed by us and that the terms of the Offered Enhanced Capital Securities (as defined below) and the Offered Enhanced Capital Securities Debt Securities, will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Citigroup Trusts or their respective property is subject, (ii) any law, rule, or regulation to which the Company or any of the Citigroup Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Citigroup Trusts and others.

     We do not express any opinion as to any laws other than Delaware corporate law and the laws of the State of New York. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

     1. With respect to the Enhanced Capital Securities of each Citigroup Trust to be offered pursuant to the Registration Statement (the "Offered Enhanced Capital Securities"), when (i) the Declaration of such Citigroup Trust has been duly executed and delivered by the parties thereto; (ii) the terms of the Offered Enhanced Capital Securities have been established in accordance with the Declaration; (iii) the Offered Enhanced Capital Securities have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (iv) if the Offered Enhanced Capital Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect
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     to the Offered Enhanced Capital Securities has been duly authorized, executed and delivered by the applicable Citigroup Trust and the other parties thereto, (1) the Offered Enhanced Capital Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Citigroup Trust and (2) the holders of the Offered Enhanced Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL. We bring to your attention, however, that the holders of the Offered Enhanced Capital Securities may be obligated, pursuant to the Declaration of such Citigroup Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Enhanced Capital Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the Property Trustee of such Citigroup Trust to exercise its rights and powers under the Declaration of such Citigroup Trust.

     2. With respect to the Enhanced Capital Securities Guarantee, when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company; (ii) the Declaration of such Citigroup Trust is duly executed and delivered by the parties thereto; (iii) the terms of the Offered Enhanced Capital Securities have been established in accordance with the Declaration; (iv) the Offered Enhanced Capital Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (v) if the Offered Enhanced Capital Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Enhanced Capital Securities has been duly authorized, executed and delivered by the applicable Citigroup Trust and the other parties thereto, the Enhanced Capital Securities Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) rights to indemnity and contribution thereunder may be limited by applicable law or the public policy underlying such law.

     3. With respect to any series of Junior Subordinated Debt Securities (the "Offered Enhanced Capital Securities Debt Securities"), when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company;
     (ii)
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     the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Enhanced Capital Securities Debt Securities and related matters; (iii) the Enhanced Capital Securities Indenture has been duly executed and delivered by the parties thereto; (iv) the terms of the Offered Enhanced Capital Securities Debt Securities have been established in conformity with the Enhanced Capital Securities Indenture; (v) the Offered Enhanced Capital Securities Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Enhanced Capital Securities Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (vi) if the Offered Enhanced Capital Securities Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Enhanced Capital Securities Debt Securities has been duly authorized, executed and delivered by the parties thereto, the Offered Enhanced Capital Securities Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Enhanced Capital Securities Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in each of the four prospectuses which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP